Exhibit 99.1

For Immediate Release

October 16, 2024

SPAR Group Calls Special Meeting to Approve Merger

●	Stockholders Vote Prior to Special Meeting at 12:00 p.m. Eastern Time on October 25, 2024
●	$2.50 Per Share Merger Consideration Represents a 72% Premium to SPAR Group’s Closing Share Price on August 30
●	Unanimously Approved by SPAR Group Board of Directors

AUBURN HILLS, Mich., Oct. 16, 2024 (GLOBE NEWSWIRE) – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a provider of merchandising, marketing and distribution services, encourages all stockholders to vote to allow for the completion of the proposed acquisition (the “Proposed Acquisition”) by Highwire Capital (“Highwire Capital”). As previously announced, SPAR Group entered into the Agreement and Plan of Merger, dated as of August 30, 2024 (the “Merger Agreement”), by and among the Company, Highwire Capital and Highwire Merger Co. I, Inc., a wholly owned subsidiary of Highwire Capital, whereby the Company is to be acquired by Highwire Capital in an all cash transaction.

The special meeting of the stockholders (the “Special Meeting”) will be held virtually on Friday, October 25, 2024, at 12:00 p.m., Eastern Time via live audio webcast.

Stockholders must ACTIVELY VOTE for their vote to count. Stockholders as of the record date at the close of business on October 1, 2024, are entitled to vote, even if they no longer own the shares. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

Under the terms of the Merger Agreement, which has been unanimously approved by SPAR Group’s Board of Directors, SPAR Group stockholders will receive $2.50 per share in cash, representing a 72% premium over the closing share price on the last trading day before the announcement of the Merger Agreement and a 37.8% premium over SPAR Group’s 30-day volume-weighted average share price. Upon approval by SPAR Group’s stockholders and completion of the transaction, SPAR Group will become a privately held company, and its stock will no longer be traded on NASDAQ.

For more information, please see the definitive proxy statement filed by SPAR Group with the Securities and Exchange Commission (the "SEC") on October 2, 2024 (the “Proxy Statement”).

Voting is quick and simple:

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BY PHONE: Please call D.F. King, SPAR Group’s proxy solicitor, toll-free, at 866-388-7535, if in North America. International voters can call 212-269-5550. You can also contact D.F. King if you have any questions about voting.

●	BY INTERNET: Please access the website listed on the proxy card or voting form sent to you. Have your voting card in hand. Follow the instructions provided to vote via the Internet.

If needed, SPAR Group is prepared to adjourn or postpone the Special Meeting for a short period to allow for more voting time on all proposals.

About Highwire Capital

Highwire Capital transforms middle-market businesses by integrating innovative technologies with traditional operating models. By driving efficiency and fostering industry advancements, Highwire Capital revitalizes established entities into leading platforms for disruption and growth.

About SPAR Group, Inc.

SPAR Group is an innovative services company offering comprehensive merchandising, marketing and distribution solutions to retailers and brands. We provide the resources and analytics that improve brand experiences and transform retail spaces. We offer a unique combination of scale and flexibility with a passion for client results that separates us from the competition.

Additional Information About the Proposed Acquisition and Where to Find It

This communication relates to the Proposed Acquisition of SPAR Group by Highwire Capital. In connection with the Proposed Acquisition, SPAR Group has filed relevant materials with the SEC, including the Proxy Statement, which was filed on October 2, 2024. SPAR Group has filed or may file other documents regarding the Proposed Acquisition with the SEC. This press release (this “Press Release”) is not a substitute for the Proxy Statement or for any other document that SPAR Group has filed or may file with the SEC in connection with the Proposed Acquisition. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPAR GROUP, HIGHWIRE CAPITAL, THE PROPOSED ACQUISITION AND RELATED MATTERS THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED ACQUISITION. The Proxy Statement has been sent to SPAR Group's stockholders. Stockholders will be able to obtain the Proxy Statement and other documents filed by SPAR Group with the SEC (when available) free of charge from the SEC's website at www.sec.gov. In addition, investors and stockholders should note that SPAR Group communicates with investors and the public using its website (www.sparinc.com), the investor relations website (http://www.investorssparinc.com) where anyone will be able to obtain free copies of the Proxy Statement and other documents filed by SPAR Group with the SEC, and stockholders are urged to read the Proxy Statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed acquisition.

Additional Information and Where to Find It

Stockholders may obtain a free copy of the Proxy Statement and other relevant materials (when they are available) filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at https://investors.sparinc.com/ or by sending a written request to the Company 's Secretary at its principal executive offices at 1910 Opdyke Court, Auburn Hills, Michigan 48326.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Proposed Acquisition. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Proposed Acquisition and any direct or indirect interests they have in the Proposed Acquisition is set forth in the Proxy Statement. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, its First Amendment to the 10-K on Form 10K/A filed with the SEC on April 30, 2024 and the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders filed with the SEC on October 13, 2023 (the “Annual Meeting Proxy Statement”).

To the extent that holdings of the Company’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This Press Release contains “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, the Company. Forward-looking statements include information concerning the Proposed Acquisition. “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and other applicable federal and state securities laws, rules and regulations, as amended.

All statements (other than those that are purely historical) are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “believe,” “estimate,” “anticipate,” “continue,” “plan,” “project,” or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Company in this Press Release may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors (“Risks”). Those Risks include (without limitation): the impact of the news of the Proposed Acquisition or developments in it; the uncertainty of approval by SGRP’s stockholders and satisfaction of other closing conditions respecting the Proposed Acquisition; the impact of the Company’s continued strategic review process, or any resulting action or inaction, should the Proposed Acquisition not occur; the impact of selling certain of the Company’s subsidiaries or any resulting impact on revenues, earnings or cash; the impact of adding new directors or new finance team members; the potential negative effects of any stock repurchase and/or payment; the potential continuing negative effects of the COVID pandemic on the Company’s business; the Company’s potential non-compliance with applicable Nasdaq director independence, bid price or other rules; the Company’s cash flow or financial condition; and plans, intentions, expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate objectives.

You should carefully review and consider the Company’s forward-looking statements (including Risks and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Press Release, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its affiliates, assets, business, clients, capital, cash flow, credit, expenses, financial condition, foreign exchange, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, revenues, sales, strategies, taxation or other achievement, results, Risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “Expectations”), and our forward-looking statements (including all Risks) and other information reflect the Company’s current views about future events and circumstances. Although the Company believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Company, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Company’s control). In addition, new Risks arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Company’s common stock.

These forward-looking statements reflect the Company’s Expectations, views, Risks and assumptions only as of the date of this Press Release, and the Company does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

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Media Contact: Ronald Margulis RAM Communications 908-272-3930 ron@rampr.com	Investor Relations Contact: Sandy Martin Three Part Advisors 214-616-2207 smartin@threepa.com	Highwire Capital Contact: Ben Hudson Highwire Capital, LLC ben@highwire.capital